DIRECTED SERVICES, INC.

                               POWER OF ATTORNEY


         Directed Services, Inc. a New York investment advisor Corporation, on its own behalf and on behalf of its subsidiaries (collectively, "Grantor") hereby appoints Kees Drabbe, and such other persons holding the title of General Counsel, Assistant General Counsel or Compliance Officer in the Corporate Legal, Compliance and Security Department of ING Groep N.V., as the true and lawful attorney-in-fact, for Grantor, with power of substitution, to prepare, sign and file for and in the name of Grantor Form 13G filings, and all amendments, including post-effective amendments, thereto, with the Securities and Exchange Commission in connection with the disclosure requirements of beneficial owners under the Securities Act of 1934, as amended, and grants such attorney-in-fact full power and authority to perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

         IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 28th Day of October, 2004.


                                        /s/ David Jacobson
                                        ------------------------------
                                        David Jacobson
                                        Senior Vice President